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                                 CONSULTING AGREEMENT

       THIS CONSULTING AGREEMENT (this "AGREEMENT") is made and entered into this 24th day of June, 1999 by and between AXCES, Inc., a Delaware corporation having its principal executive office at 2500 Wilcrest, Suite 540, Houston, Texas 77042 (hereinafter referred to as the "COMPANY"), and MTM Holdings Corporation, a Texas corporation having its principal executive office at 2748 Bingle, Houston, Texas 77055 (hereinafter referred to as the "CONSULTANT").

                                W I T N E S S E T H :

       Whereas, the parties desire to evidence their agreement that the Consultant provide consulting services to the Company under the terms of this Agreement.

       Now, therefore, for and in consideration of the mutual promises, covenants and obligations contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Consultant hereby agree as follows:

       1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the meanings prescribed below:

       ACQUIROR shall have the meaning assigned thereto in Section 4.2.

       ACQUISITION OPPORTUNITY means an opportunity for the Company, Parent or any Other Subsidiary to acquire the assets, business or stock, whether by purchase, merger, consolidation or other means, of any other partnership, corporation, limited liability company, trust or other entity.

       BOARD OF DIRECTORS means the board of directors of the Company; provided that with respect to any determinations, selections or decisions to be made by the Board of Directors, including with respect to the existence of any Disability or the termination of this Agreement, such determinations, selections and decisions may be made by the board of directors of the Parent.

       CAUSE shall have the meaning assigned thereto in Section 5.2 hereof.

       CODE means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated by the Internal Revenue Service thereunder, all as in effect from time to time during the Employment Period.

       COMMISSION shall have the meaning assigned thereto in Section 4.2 hereof.

       COMMON STOCK means the Company's common stock, par value $.0001 per share.

       COMPANY OBLIGATIONS shall have the meaning assigned thereto in Section
2.2 hereof.

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       COMPLETED ACQUISITION shall have the meaning assigned thereto in Section
4.2 hereof.

       CONFIDENTIAL INFORMATION shall have the meaning assigned thereto in
Section 8.2 hereof.

       CONSULTANT OBLIGATIONS shall have the meaning assigned thereto in Section 2.1(c) hereof.

       CONSULTING PERIOD shall have the meaning assigned thereto in Section 3 hereof.

       DATE OF TERMINATION means the earliest to occur of (i) the date of MM's death, (ii) the date on which the Consultant terminates this Agreement for any reason, (iii) the date of receipt of the Notice of Termination, or such later date as may be prescribed in the Notice of Termination in accordance with
Section 5.5 hereof or (iv) the date on which MM ceases to be the President of Consultant.

       DISABILITY means an illness or other disability which prevents, as determined in good faith by the Board of Directors, or will prevent, as determined by a qualified doctor selected by the Board of Directors, MM from discharging his responsibilities on behalf of the Consultant under this Agreement for a period of 180 consecutive calendar days, or an aggregate of 180 calendar days in any calendar year, during the Consulting Period.

       EFFECTIVE DATE means the date upon which the stock of the Parent is issued and sold pursuant to a registration statement filed under the Securities Act of 1933, as amended.

       EXCHANGE ACT means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder, all as in effect from time to time during the Consulting Period.

       MM means Michael Macaluso, the President of Consultant.

       NOTICE OF TERMINATION shall have the meaning assigned thereto in Section
5.6 hereof.

       OTHER SUBSIDIARY means any Subsidiary of Parent except the Company.

       PARENT means OmniLynx Communications Corporation, a Delaware corporation.

       PURCHASE PRICE shall have the meaning assigned thereto in Section 4.2 hereof.

       RETAINER shall have the meaning assigned thereto in Section 4.1 hereof.

       SUBSIDIARY, when used with respect to any such entity, shall mean any corporation or other business entity a majority of whose outstanding voting stock or the equivalent entitled to vote for the election of directors is at the time owned by such entity and/or one or more of its subsidiaries.

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       WITHOUT CAUSE shall have the meaning assigned thereto in Section 5.4 hereof.

       2.     GENERAL DUTIES OF THE COMPANY AND THE CONSULTANT.

              2.1 (a) During the term of this Agreement, Consultant shall endeavor to identify, and notify the Company of any Acquisition Opportunity identified by the Consultant which is believed to be an Acquisition Opportunity suitable for the Company's, the Parent's or any Other Subsidiary's acquisition. Contemporaneously with such notice or as soon thereafter as is reasonably possible, the Consultant shall provide the Company with a reasonably detailed description of such Acquisition Opportunity (any such notices together with the required detailed description being herein referred to as an "ACQUISITION NOTICE").

              (b) In the event the Consultant delivers an Acquisition Notice to the Company which describes an Acquisition Opportunity which is already being pursued or developed independently by the Company, Parent, or any Other Subsidiary, the Company shall, within fifteen (15) days from receipt of the Acquisition Notice, notify the Consultant that the Acquisition Opportunity is one which is currently being pursued or developed by the Company, the Parent or an Other Subsidiary, and thereafter each party shall have the right to pursue and develop the Acquisition Opportunity independently of the other party.

              (c) During the term of this Agreement and subject to the terms hereof, the Consultant agrees to perform the following obligations (collectively referred to as the "CONSULTANT OBLIGATIONS"):

                     (i) endeavor to identify Acquisition Opportunities and devote such time, attention, energy and skill as necessary to perform the Consultant's other duties hereunder and use its best efforts to perform faithfully and efficiently such other duties and responsibilities;

                     (ii)   organize and coordinate all relevant meetings;

                     (iii) provide such reasonable additional support as may be necessary in connection with the acquisition of any Acquisition Opportunity; and

                     (iv) provide reasonable assistance to the Company, the Parent or any Other Subsidiary in the resolution of any disputed matters arising out of, incidental to, or in connection with any Acquisition Opportunity.

              It is agreed by the Company that, notwithstanding the foregoing, the performance by the Consultant of the Consultant's Obligations shall be limited to such matters and to such actions as are customarily required of business advisors and that the Consultant will not undertake activities hereunder on behalf of the Company that will cause the Consultant

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       to incur unreasonable costs or cause the Consultant unwillingly to devote an unreasonable amount of time to any particular Acquisition Opportunity, it being understood that the Consultant is not providing its services exclusively to the Company and that the Consultant operates its own business interests.

              2.2 During the term of this Agreement and subject to the terms hereof the Company agrees to perform the following obligations with respect to all Acquisition Opportunities (collectively, the "COMPANY OBLIGATIONS"):

                     (a)    to provide technical skills, if so required;

                     (b) to provide pricing estimates and other relevant financial analysis;

                     (c) to provide legal support and contract preparation, negotiation and development service; and

                     (d) to pay promptly the Consultant the compensation set forth in Section 4 hereof (unless the amount of said compensation is being disputed by the Company or the Parent, on behalf of the Company, in good faith).

       3. TERM. Unless sooner terminated pursuant to other provisions hereof, the term of this Agreement shall be the period beginning on the Effective Date and ending on the third anniversary thereof. The period of time beginning on the Effective Date and ending on the third anniversary thereof (notwithstanding termination of this Agreement prior to the end of such period pursuant to other provisions hereof) is referred to elsewhere herein as the "CONSULTING PERIOD."

       4.     COMPENSATION.

              4.1 BASE SALARY. As compensation for services to the Company, the Company shall pay to the Consultant until the Date of Termination an annual retainer of $115,000 (the "RETAINER"). The Retainer shall be payable in equal semi-monthly installments.

              4.2 COMMISSION. If, during the term hereof or within one year after the Date of Termination, the Company, Parent or any Other Subsidiary (the "ACQUIROR") consummates the acquisition of any Acquisition Opportunity that as the subject of an Acquisition Notice
       (a "COMPLETED ACQUISITION"), unless the Company notifies the Consultant that such Acquisition Opportunity was being previously pursued in accordance with Section 2.1(b) of this Agreement, the Company shall pay, or cause the Parent or Other Subsidiary, as applicable, to pay to Consultant a commission (the "COMMISSION") as follows: (i) if the net cash and value of any other consideration (as determined in accordance with the terms of the definitive agreement applicable to such Completed Transaction), including, without limitation, the amount of any assumed liabilities and the value of any consulting, non-competition or other agreement with the principals or owners of the acquired entity, payable

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       by the Acquiror for such Completed Acquisition (the "PURCHASE PRICE") is not more than $1,000,000, the Commission shall be 3% of the Purchase Price; (ii) if the Purchase Price exceeds $1,000,000 but is not more than $2,000,000, the Commission shall be $30,000 plus 2% of the amount of the Purchase Price that exceeds $1,000,000; or (iii) if the Purchase Price exceeds $2,000,000, the Commission shall be $50,000 plus 1% of the amount of the Purchase Price that exceeds $2,000,000; provided, however, that the Commission shall be reduced by the amount of any Retainer previously paid to the Consultant under this Agreement that has not previously been deducted from any Commission payable to Consultant. The Commission shall be due and payable on the date of consummation of the Completed Acquisition. If any portion of the Purchase Price is retained in escrow or otherwise held back, a prorata portion of the Commission shall be retained and a proportionate part of such portion shall be payable as, if and when any amount of such portion is paid to the selling entity. If any portion of the Purchase Price may be payable only upon the occurrence of some future event, then the prorata amount of the Commission shall be retained and be payable only upon the occurrence of such event and in proportion to the amount of the Purchase Price that becomes payable upon the occurrence thereof.

              4.3 REIMBURSEMENT OF EXPENSES. With the prior consent of the Company, the Consultant may from time to time until the Date of Termination incur various business expenses customarily incurred by consultants of like responsibility, including, without limitation, travel and similar expenses incurred for the benefit of the Company. Subject to the Company's policy regarding the reimbursement of such expenses as in effect from time to time during the Consulting Period, the Company shall reimburse the Consultant for such expenses from time to time, at the Consultant's request, and the Consultant shall account to the Company for all such expenses.

       5.     TERMINATION.

              5.1 The Company's obligations under this Agreement are conditioned specifically on the continuing involvement of MM on behalf of the Consultant. According, (i) this Agreement shall terminate automatically upon the death of MM or on the date MM ceases to be President of the Consultant, and (ii) the Company may terminate this Agreement, upon written notice to the Consultant delivered in accordance with Sections 5.5 and 12.1 hereof, upon the Disability of MM.

              5.2 CAUSE. The Company may terminate this Agreement for Cause. For purposes of this Agreement, the Company shall have "CAUSE" to terminate this Agreement upon (A) breach of this Agreement by the Consultant, (B) the willful failure by the Consultant to substantially perform its duties hereunder (other than any such failure resulting from MM's incapacity due to physical or mental illness) or failure to follow the specific reasonable directives of the Board of Directors, after demand for substantial performance that specifically identifies the manner in which the Company believes the Consultant has not substantially performed its duties is delivered to the Consultant by the Company, or
       (C) the

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       willful engaging by the Consultant in misconduct which is materially injurious to the Company, monetarily or otherwise. For purposes of this paragraph, no act, or failure to act, on the Consultant's part shall be considered "willful" unless done, or omitted to be done, by it not in good faith and without reasonable belief that its action or omission was in the best interest of the Company. Notwithstanding the foregoing, this Agreement shall not be deemed to have been terminated for Cause without
       (i) 15 days notice to the Consultant setting forth the reasons for the Company's intention to terminate for Cause and (ii) delivery to the Consultant of a Notice of Termination in accordance with Section 5.5 hereof, from the Board of Directors finding that, in the good faith opinion of the Board of Directors, the Consultant was guilty of conduct set forth above in clause (B) of this Section 5.2 and specifying the particulars thereof in detail. For purposes of this Section 5.2, Section 8 and Section 9, the "Consultant" shall include Consultant's officers, directors, shareholders, agents and employees.

              5.3 WITHOUT CAUSE. The Company may terminate this Agreement Without Cause, upon written notice to the Consultant delivered in accordance with Sections 5.5 and 12.1 hereof. For purposes of this Agreement, this Agreement will be deemed to have been terminated "Without Cause" if this Agreement is terminated by the Company for any reason other than Cause, Disability of MM or death of MM.

              5.4 BY THE CONSULTANT. The Consultant may terminate this Agreement for any reason, upon written notice to the Company delivered in accordance with Sections 5.5 and 12.1 hereof.

              5.5 NOTICE OF TERMINATION. Any termination of this Agreement by the Company for Cause, Without Cause or as a result of the Disability of MM, or by the Consultant for any reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with this Agreement. For purposes of this Agreement, a "NOTICE OF TERMINATION" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of this Agreement under the provision so indicated and
       (iii) specifies the termination date, if such date is other than the date of receipt of such notice (which termination date shall not be more than 15 days after the giving of such notice).

       6.     OBLIGATIONS OF COMPANY UPON TERMINATION.

              6.1 CAUSE; BY THE CONSULTANT; DISABILITY. If this Agreement shall be terminated (i) by the Company for Cause or Death or Disability of MM or (ii) by the Consultant for any reason, the Company shall pay to the Consultant, in a lump sum in cash within 30 days after the Date of Termination, the aggregate of the following amounts:

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                     (i)    if not theretofore paid, the Retainer through the
              Date of Termination; and

                     (ii) the amount of any Commission due and payable that has not previously been paid as of the Date of Termination.

              6.2 WITHOUT CAUSE. If this Agreement shall be terminated by the Company Without Cause:

                     6.2.1 the Company shall pay to the Consultant, in a lump sum in cash within 30 days after the Date of Termination, the aggregate of the following amounts:

                            (i) if not theretofore paid, the Retainer through the Date of Termination; and

                            (ii) the amount of any Commission due and payable that has not previously been paid as of the Date of Termination.

                     6.2.2 the Company shall pay to the Consultant Commission on any Completed Acquisition consummated within one year following the Date of Termination in accordance with the provisions of
              Section 4.2 hereof, except for any Completed Acquisition relating to an Acquisition Opportunity that was the subject of a notice from the Company in accordance with Section 2.1(b) hereof; and

                     6.2.3 the Company shall pay to the Consultant, in equal monthly installments, the Retainer for a period of 6 months after the Date of Termination.

       7. RELATIONSHIP AND LIMITED AUTHORITY. Consultant shall not have, and shall not represent itself or allow any of its affiliates or its or their respective officers, directors, shareholders, agents or employees to represent that it or any of them has, any authority to commit the Company, the Parent or any Other Subsidiary, by negotiation or otherwise, to any contract, agreement, or other legal commitment in the name of or otherwise binding the Company, the Parent or any Other Subsidiary, or to pledge or extend the credit of the Company, the Parent or any Other Subsidiary. The Consultant shall perform the Consultant Obligations as an independent contractor and consultant; not as an employee, agent, partner, or joint venturer of the Company, the Parent or any Other Subsidiary.

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       8.     CONSULTANT'S CONFIDENTIALITY OBLIGATION.

              8.1 The Consultant hereby acknowledges, understands and agrees that all Confidential Information is the exclusive and confidential property of the Company, Parent and the Other Subsidiaries which shall at all times be regarded, treated and protected as such in accordance with this Section 8. The Consultant acknowledges that all such Confidential Information is in the nature of a trade secret.

              8.2 For purposes of this Agreement, "CONFIDENTIAL INFORMATION" means information which is used in the business of the Company, Parent or any Other Subsidiary and (i) is proprietary to, about or created by the Company, Parent or any Other Subsidiary, (ii) gives the Company, the Parent or any Other Subsidiary some competitive business advantage or the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interests of the Company, Parent or any Other Subsidiary, (iii) is designated as Confidential Information by the Company, Parent or any Other Subsidiary, is known by the Consultant to be considered confidential by the Company, Parent or any Other Subsidiary, or from all the relevant circumstances should reasonably be assumed by the Consultant to be confidential and proprietary to the Company, Parent or any Other Subsidiary, or (iv) is not generally known by non-Company personnel; provided, however, that "Confidential Information" shall not include (a) such information which becomes known to the public generally through no fault of Consultant, (b) information required to be disclosed by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (b), Consultant shall, if possible, give prior written notice thereof to the Company and provide the Company with opportunity to contest such disclosure, or (c) information the disclosure of which Consultant reasonably believes is required in connection with the defense of a lawsuit against Consultant. Such Confidential Information includes, without limitation, the following types of information and other information of a similar nature (whether or not reduced to writing or designated as confidential):

                     8.2.1 Internal personnel and financial information of the Company, Parent or any Other Subsidiary, vendor information (including vendor characteristics, services, prices, lists and agreements), purchasing and internal cost information, internal service and operational manuals, and the manner and methods of conducting the business of the Company, Parent or any Other Subsidiary;

                     8.2.2 Marketing and development plans, price and cost data, price and fee amounts, pricing and billing policies, quoting procedures, marketing techniques, forecasts and forecast assumptions and volumes, and future plans and potential strategies (including, without limitation, all information relating to any acquisition prospect and the identity of any key contact within the organization of any acquisition prospect) of the Company, Parent or any Other Subsidiary, which have been or are being discussed;

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                     8.2.3  Names of customers and their representatives,
              contracts (including their contents and parties), customer services, and the type, quantity, specifications and content of products and services purchased, leased, licensed or received by customers of the Company, Parent or any Other Subsidiary; and

                     8.2.4 Confidential and proprietary information provided to the Company, Parent or any Other Subsidiary by any actual or potential customer, government agency or other third party (including businesses, employees and other entities and individuals).

              8.3 As a consequence of the Consultant's acquisition or anticipated acquisition of Confidential Information, the Consultant shall occupy a position of trust and confidence with respect to the affairs and business of the Company, Parent and the Other Subsidiaries. In view of the foregoing and of the consideration to be provided to the Consultant, the Consultant agrees that it is reasonable and necessary that the Consultant make each of the following covenants:

                     8.3.1 Until the Date of Termination and for a period of three years thereafter, the Consultant shall not, and shall cause its affiliates and its and their respective officers, directors, shareholders, agents and employees not to disclose Confidential Information to any person or entity, either inside or outside of the Company, other than as necessary in carrying out the Consultant's duties and responsibilities as set forth in Section 2 hereof, without first obtaining the Company's prior written consent (unless such disclosure is compelled pursuant to court orders or subpoena, and at which time the Consultant shall give notice of such proceedings to the Company).

                     8.3.2 Until the Date of Termination and for a period of three years thereafter, the Consultant shall not use, copy or transfer Confidential Information other than as necessary in carrying out its duties and responsibilities as set forth in
              Section 2 hereof, without first obtaining the Company's prior written consent.

                     8.3.3 On the Date of Termination, the Consultant shall promptly deliver to the Company (or its designee) or destroy all written materials, records and documents made by the Consultant, its affiliates or its and their respective officers, directors, shareholders, agents and employees or which came into its or their possession on or before the Date of Termination (even if prior to the date hereof) concerning the business or affairs of the Company Parent or any Other Subsidiary, including, without limitation, all materials containing Confidential Information.

       9. DISCLOSURE OF INFORMATION, IDEAS, CONCEPTS, IMPROVEMENTS, DISCOVERIES AND INVENTIONS. As part of the Consultant's duties to the Company, the Consultant agrees that during the term of this Agreement and for a period of one year following the Date of Termination, the

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Consultant shall promptly disclose in writing to the Company all information, ideas, concepts, improvements, discoveries and inventions, whether patentable or not, and whether or not reduced to practice, which are conceived, developed, made or acquired by the Consultant, either individually or jointly with others, and which relate to the business, products or services of the Company, Parent or any Other Subsidiary, irrespective of whether the Consultant used the Company's time or facilities and irrespective of whether such information, idea, concept, improvement, discovery or invention was conceived, developed, discovered or acquired by the Consultant on the job, at home, or elsewhere. This obligation extends to all types of information, ideas and concepts, including information, ideas and concepts relating to new types of services, corporate opportunities, acquisition prospects, the identity of key representatives within acquisition prospect organizations, prospective names or service marks for the Company's business activities, and the like.

       10. OWNERSHIP OF INFORMATION, IDEAS, CONCEPTS, IMPROVEMENTS, DISCOVERIES AND INVENTIONS, AND ALL ORIGINAL WORKS OF AUTHORSHIP.

              10.1 All information, ideas, concepts, improvements, discoveries and inventions, whether patentable or not, which are conceived, made, developed or acquired by the Consultant or which are disclosed or made known to the Consultant, individually or in conjunction with others, during the term of this Agreement and which relate to the business, products or services of the Company, Parent or any Other Subsidiary (including, without limitation, all such information relating to corporate opportunities, research, financial and sales data, pricing and trading terms, evaluations, opinions, interpretations, acquisition prospects, the identity of customers or their requirements, the identity of key contacts within the customers' organizations or within the organization of acquisition prospects, marketing and merchandising techniques, and prospective names and service marks) are and shall be the sole and exclusive property of the Company. Furthermore, all drawings, memoranda, notes, records, files, correspondence, manuals, models, specifications, computer programs, maps and all other writings or materials of any type embodying any of such information, ideas, concepts, improvements, discoveries and inventions are and shall be the sole and exclusive property of the Company.

              10.2 In particular, the Consultant hereby specifically sells, assigns, transfers and conveys to the Company all of its worldwide right, title and interest in and to all such information, ideas, concepts, improvements, discoveries or inventions, and any United States or foreign applications for patents, inventor's certificates or other industrial rights which may be filed in respect thereof, including divisions, continuations, continuations-in-part, reissues and/or extensions thereof, and applications for registration of such names and service marks. The Consultant shall assist the Company and its nominee at all times, until the Date of Termination and at all times thereafter, in the protection of such information, ideas, concepts, improvements, discoveries or inventions, both in the United States and all foreign countries, which assistance shall include, but shall not be limited to, the execution of all lawful oaths and all assignment documents requested by the Company or its nominee in connection with the preparation, prosecution, issuance or enforcement of any applications for United States

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       or foreign letters patent, including divisions, continuations, continuations-in-part, reissues and/or extensions thereof, and any application for the registration of such names and service marks.

              10.3 In the event the Consultant creates, during the term of this Agreement, any original work of authorship fixed in any tangible medium of expression which is the subject matter of copyright (such as, videotapes, written presentations on acquisitions, computer programs, drawings, maps, architectural renditions, models, manuals, brochures or the like) relating to the Company's, the Parent's or any Other Subsidiary's business, products or services, whether such work is created solely by the Consultant or jointly with others, the Company shall be deemed the author of such work if the work is prepared by the Consultant within the scope of its duties hereunder; or, if the work is not prepared by the Consultant within the scope of its duties hereunder, but is specially ordered by the Company as a contribution to a collective work, as a part of a motion picture or other audiovisual work, as a translation, as a supplementary work, as a compilation or as an instructional text, then the work shall be considered to be a work made for hire, and the Company shall be the author of such work. The Consultant agrees to assist the Company, Parent or any Other Subsidiary, at all times, until the Date of Termination and at all times thereafter, in the protection of the Company's worldwide right, title and interest in and to such work and all rights of copyright therein, which assistance shall include, but shall not be limited to, the execution of all documents requested by the Company or its nominee and the execution of all lawful oaths and applications for registration of copyright in the United States and foreign countries.

       11.    CONSULTANT'S NON-COMPETITION OBLIGATION.

              11.1 Until the Date of Termination, and for a period of one year thereafter, neither the Consultant nor MM shall not, acting alone or in conjunction with others, directly or indirectly, in any of the business territories in which the Company, Parent or any Other Subsidiary, is as of the Date of Termination conducting business, invest or engage, directly or indirectly, in any business which is competitive with that of the Company, Parent or any Other Subsidiary as of the Date of Termination or render services to such a competitor as an agent or consultant; provided, however, that the beneficial ownership by the Consultant of up to three percent of the voting stock of any corporation subject to the periodic reporting requirements of the Exchange Act shall not violate this Section 11.1.

              11.2 In addition to the other obligations agreed to by the Consultant and MM in this Agreement, the Consultant and MM agree that until the Date of Termination, and for a period of one year thereafter, they shall not at any time, directly or indirectly, (i) induce, entice or solicit any employee of the Company to leave his employment, (ii) contact, communicate or solicit any customer or acquisition prospect of the Company derived from any customer list, customer lead, Company mail, printed matter or other information secured from the Company or its present or past employees or (iii) in any other manner use any

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       customer lists or customer leads, mail, telephone numbers, printed material or other information of the Company relating thereto.

              11.3 The parties hereto acknowledge and agree that (i) the agreements and covenants set forth in this Section 11 are being made for good and valuable consideration, the receipt and sufficiency of which is acknowledged; (ii) the covenants contained in this Section 11 are an important aspect of this Agreement, and the Company would not have entered into this Agreement absent the inclusion of this Section 11; and
       (iii) the restrictions imposed in this Section 11, including the geographic area and duration of the covenants made herein, are reasonable and necessary to protect the Company. If the Consultant or MM breaches or indicates an intention to breach any term or provision of this Section 11, the parties hereto agree that the Company shall be entitled to the right of both temporary and permanent injunctive relief and/or specific performance. The right of the Company to such relief shall not be construed to prevent the Company from pursuing, either consecutively or concurrently, any and all other legal or equitable remedies available to it for such breach or threatened breach, specifically including, without limitation, the recovery of monetary damages. If any court determines that any provision of this Section 11, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, the parties hereto agree that such court shall have the power to reduce the duration or geographic scope of such provision, as the case may be, and the parties hereto agree to request the court to exercise such power, and, in its amended form, such provision shall then be enforceable and shall be enforced. MM acknowledges and agrees that he is an officer and director of the Consultant and as such expects to receive substantial benefit from this Agreement.

       12.    MISCELLANEOUS.

              12.1 NOTICES. All notices and other communication required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have ben given when delivered by hand or mailed by registered or certified mail, return receipt requested, as follows (provided that notice of change of address shall be deemed given only when received):

              If to the Company to:

              AXCES, Inc.
              2500 Wilcrest, Suite 540
              Houston, Texas 77042
              Attention: President

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

              With a copy to:

              OmniLynx Communications Corporation
              700 Gemini Street
              Houston, Texas 77058
              Attention:  Christopher Efird
                          Chief Executive Officer

              If to the Consultant to:

              MTM Holdings Corporation
              2748 Bingle
              Houston, Texas 77055
              Attention:  Michael Macaluso
                          President

       or to such other names or addresses as the Company or the Consultant, as the case may be, shall designate by notice to the other party hereto in the manner specified in this Section 12.1.

              12.2 WAIVER OF BREACH. The waiver by any party hereto of a breach of any provision of this Agreement shall neither operate nor be construed as a waiver of any subsequent breach by any party.

              12.3 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company, the Consultant and their respective successors, legal representatives and assigns; provided, however, the Consultant agrees that its rights and obligations hereunder are personal to it and may not be assigned without the express written consent of the Company.

              12.4 ENTIRE AGREEMENT; NO ORAL AMENDMENTS. This Agreement, together with any exhibit attached hereto and any document, policy, rule or regulation referred to herein, replaces and merges all previous agreements and discussions relating to the same or similar subject matter between the Consultant and the Company and constitutes the entire agreement between the Consultant and the Company with respect to the subject matter of this Agreement. This Agreement may not be modified in any respect by any verbal statement, representation or agreement made by any employee, officer, or representative of the Company or by any written agreement unless signed by an officer of the Company who is expressly authorized by the Company to execute such document.

              12.5 ENFORCEABILITY. If any provision of this Agreement or application thereof to anyone or under any circumstances shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions or applications of this

       Agreement which can be given effect without the invalid or unenforceable provision or application.

              12.6 JURISDICTION; ARBITRATION. The laws of the State of Delaware shall govern the interpretation, validity and effect of this Agreement without regard to the place of execution or the place for performance thereof. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration located in Houston, Texas administered by the American Arbitration Association in accordance with its applicable arbitration rules, and the judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof, which judgment shall be binding upon the parties hereto.

              12.7 INJUNCTIVE RELIEF. The Company and the Consultant agree that a breach of any term of this Agreement by the Consultant would cause irreparable damage to the Company and that, in the event of such breach, the Company shall have, in addition to any and all remedies of law, the right to any injunction, specific performance and other equitable relief to prevent or to redress the violation of the Consultant's duties or responsibilities hereunder.

              12.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which taken together shall constitute but one and the same instrument.

       IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first written above.

                              AXCES, INC.

                              By: /s/ Michael Avignon
                                 ---------------------------------------------
                              Name: Michael Avignon
                                   -------------------------------------------
                              Title: Chairman and Chief Executive Officer
                                    ------------------------------------------


                              MTM HOLDINGS CORPORATION


                              By: /s/ Michael Macaluso
                                 ---------------------------------------------
                                   Michael Macaluso
                                   President

                                  /s/ Michael Macaluso
                                 ---------------------------------------------
                                   Michael Macaluso

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